EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Amarin Corporation plc of our report dated 1 April 2005, relating to the financial statements which appear in Amarin Corporation plc’s Annual Report on Form 20-F for the year ended 31 December 31 2004, as amended by Amendment No. 1 on Form 20-F/A.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Cambridge, England
17 March 2006